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                                  EXHIBIT 99(b)


                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                         OF ANNUAL REPORT ON FORM 10-KSB
                         OF PINNACLE DATA SYSTEMS, INC.
                      FOR THE YEAR ENDED DECEMBER 31, 2002


The undersigned is the Chief Financial Officer of Pinnacle Data Systems, Inc. (the "Issuer"). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-KSB of the Issuer for the annual period ended December 31, 2002.

I, Michael R. Sayre, certify that the Annual Report on Form 10-KSB for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

A signed original of this written statement required by Section 906 has been provided to Pinnacle Data Systems, Inc., and will be retained by Pinnacle Data Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is executed as of March 25, 2003.



                                        /s/ Michael R. Sayre
                                        ---------------------------
                                        Chief Financial Officer